                                                                   Exhibit 10.13

                     600,000 Units, each Unit consisting of
                  Two Shares of Common Stock and One Redeemable
                      Class A Common Stock Purchase Warrant

                                JENNA LANE, INC.


                            SELECTED DEALER AGREEMENT


                                       February  , 1997

Gentlemen:

         We have agreed as the underwriter (the "Underwriter") named in the enclosed prospectus (the "Prospectus"), subject to the terms and conditions of an Underwriting Agreement dated February ___, 1997 (the "Underwriting Agreement"), to purchase from Jenna Lane, Inc., a Delaware corporation (the "Company") 600,000 Units ("Units"), each Unit consisting of two shares of Common Stock, par value $.001 per share (the "Public Shares") and one Redeemable Class A Common Stock Purchase Warrant (the "Public Warrants"). We may also purchase as many as 90,000 additional Units (the "Option Securities") from the Company pursuant to Section 2(b) of the Underwriting Agreement. The Securities are more particularly described in the Prospectus, additional copies of which will be supplied in reasonable quantities upon request.

         We are offering a portion of the Units for sale by selected dealers (the "Selected Dealers"), among whom we are pleased to include you, at the public offering price, less a concession in the amount set forth in the Prospectus under "Underwriting." This offering is made subject to delivery of the Units and their acceptance by the Underwriter, to the approval of all legal matters by our counsel, and to the terms and conditions herein set forth, and may be made on the basis of the reservation of the Units or an allotment against subscription.

         We will advise you by telegram of the method and terms of the offering. Acceptances should be sent to Walsh Manning Securities, LLC, 90 Broad Street, New York, New York 10004, Attn: Syndicate Department. Subscription books may be closed by us at any time without notice, and we reserve the right to reject any subscription in whole or in part, but notification of allotments against and rejections of subscriptions will be made as promptly as practicable.

         Any of the Units purchased by you hereunder are to be promptly offered by you to the public at the public offering price, as set forth in the Prospectus, except as herein otherwise provided and except that a reallowance from any such public offering price not in excess of the amount set forth in the Prospectus under "Underwriting" may be allowed to dealers who are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or foreign dealers or institutions not eligible for membership in said association who agree to abide by the conditions with respect to foreign dealers and institutions set forth in your confirmation below. We may buy Units from, or sell Units to, any Selected Dealer, and any Selected Dealer may buy Units from, or sell Units to, any other Selected Dealer at the public offering price less all or any part of the concession set forth in the Prospectus. After the Units are released for sale to the public, we are authorized to vary the offering price of the Units and other selling terms.

         If, prior to the termination of this Agreement, we purchase or contract to purchase any Units which were purchased by you from us or any Selected Dealer at a concession from the public offering price (or any Units which we believe have been substituted therefor) you hereby agree that we may: (i) require you to pay us on demand an amount equal to the concession on such Units; (ii) sell for your account the Units so purchased and debit or credit your account with the loss or profit resulting from such sale; or (iii) require you to purchase such Units at a price equal to the total cost of such purchase including commissions and transfer taxes (if any) on redelivery.

         Units accepted or allotted hereunder shall be paid for in full at the public offering price, or, if we shall so advise you, at such price less the concession to dealers, at the office of Walsh Manning Securities, LLC, 90 Broad Street, New York, New York 10004 (or such other place as you may be instructed) prior to 10:00 a.m., New York City time, on such day after the public offering date as we may advise, by certified or official bank check payable in New York Clearing House funds to the order of Walsh Manning Securities, Inc. against delivery of certificates. If Units are purchased and paid for by you hereunder at the public offering price, the concession will be paid to you after the termination of this Agreement.

         We have been advised by the Company that a registration statement (Registration No. 333-11979) (the "Registration Statement") for the Units, Public Shares and Public Warrants, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), has become effective. You agree that in selling Units purchased pursuant hereto (which agreement shall also be for the benefit of the Company) you will comply with the applicable requirements of the Act and of the Securities Exchange Act of 1934, as amended, and the terms and conditions set forth in the Prospectus. No person is authorized by the Company or the Underwriter to give or rely on any information or to make any representations not contained in the Prospectus in connection with the sale of Units. You are not authorized to act as agent for the Company or the Underwriter in offering the Units to the public or otherwise. Nothing contained herein shall constitute or be construed to make the Selected Dealers partners with the Underwriter or with one another.

         We shall not be under any liability (except for our own want of good faith) for or in respect of the validity or value of, or title to, any Units; the form or completeness of, or the statements contained in, or the validity of, the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto or any other letters or instruments executed by or on behalf of the Company or others; the form or validity of the agreement for the purchase of the Units or this Agreement; the delivery of the Units; the performance by the Company or others of any agreement on its or their part; or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve the Underwriter from any liability under the Act.

         You, by your confirmation below, represent that: (i) you are a member in good standing of the NASD or are a foreign bank or dealer not eligible for membership in the NASD which agrees to make no offers or sales of Units within the United States, its territories or its possessions, or to persons who are citizens thereof or residents therein; (ii) neither you nor any of your directors, officers, partners or "persons associated with" you (as defined in the By-Laws of the NASD) nor, to your knowledge, any "related person" (as defined by the NASD in its Interpretation of Article III, Section I of its Rules of Fair Practice, as amended) or any other broker-dealer, have participated or intend to participate in any transaction or dealing as to which documents or information are required to be filed with the NASD pursuant to such Interpretation, and as to which such documents or information have not been so filed as required.

         You agree not to, at any time prior to the termination of this Agreement, bid for, purchase, sell or attempt to induce others to purchase or sell, directly or indirectly, any Units other than (a) as provided for in this Agreement or the Underwriting Agreement relating to the Units, or (b) purchases or sales as broker on unsolicited orders for the account of others. In making the sales of Units, if you are a member of the NASD, you will comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation of Article II, Section I of its Rules of Fair

Practice with respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice, or if you are a foreign bank or dealer, you agree to comply with such Interpretation of Sections 8, 24 and 36 of such Article as though you were such a member and Section 25 of such Article as it applies to a nonmember broker or dealer in a foreign country.

         Upon written application to us, we will inform you as to the advice we have received from counsel concerning the jurisdictions in which the Units, Public Warrants and Public Shares have been qualified for sale or are exempt under the respective securities or blue sky laws of such jurisdictions, but we have not assumed and will not assume any obligation or responsibility as to the right of any Selected Dealer to sell the Units, Public Shares or Public Warrants in any jurisdiction.

         As Underwriter, we shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising thereunder. We shall not be under any obligation to you except for obligations expressly assumed by us in this Agreement.

         You agree, upon our request, at any time or times prior to the termination of this Agreement, to report to us the number of Units purchased by you pursuant to the provisions hereof which then remain unsold.

         Selected Dealers will be governed by the conditions herein set forth until this Agreement is terminated. This Agreement will terminate at the close of business on the 30th business day after the public offering of the Units, but, in our discretion, may be extended by us for a further period or periods not exceeding 30 business days in the aggregate and in our discretion, whether or not extended, may be terminated at any earlier time. Notwithstanding the termination of this Agreement, you shall remain liable for your proportionate amount of any claim, demand or liability which may be asserted against you alone, or against you together with other dealers purchasing Units upon the terms hereof, or against us, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity.

         This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles.

         In the event that you agree to purchase Units in accordance with the terms hereof, and of the aforementioned telegram, kindly confirm such agreement by completing and signing the form provided for that purpose on the enclosed duplicate hereof and returning it to us promptly.

         All communications from you should be addressed to Walsh Manning Securities, LLC, 90 Broad Street, New York, New York 10004, Attn: _______ __________. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at this address to which this letter is mailed.


                                              Very truly yours,

                                              WALSH MANNING SECURITIES, LLC



                                              By:__________________________
                                                 Name:
                                                 Title:

Walsh Manning Securities, LLC
90 Broad Street
New York, NY  10004

Attention:
                    Syndicate Department


Gentlemen:


         We hereby confirm our agreement to purchase the Units (as such term is defined in the Selected Dealer Agreement) consisting of two shares of Common Stock and one Redeemable Class A Common Stock Purchase Warrant, of Jenna Lane, Inc., subject to the terms and conditions of the foregoing Agreement and your telegram to us referred to herein. We hereby acknowledge receipt of the definitive Prospectus relating to the Units, and we confirm that in purchasing Units we have relied upon no statements whatsoever, written or oral, other than the statements in such Prospectus. We have made a record of our distribution of preliminary prospectuses and, when furnished with copies of any revised preliminary prospectus, we have, upon your request, promptly forwarded copies thereof to each person to whom we had theretofore distributed preliminary prospectuses. We confirm that we have complied and will comply with all of the requirements of Rule 15c2-8 under the Securities Exchange Act of 1934.

         We hereby represent that we are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or, if we are not such a member, we are a foreign dealer or institution not eligible for membership in said Association which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein. If we are a member of the NASD, we agree to comply with all applicable rules of the NASD, including, without limitation, the provisions of Section 24 of Article III of the Rules of Fair Practice of the NASD, or, if we are such a foreign dealer or institution, we agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Sections 8, 24 and 36 of such Article as if we were such a member, and Section 25 of such Article as it applies to a non-member broker or dealer in a foreign country.

         Pursuant to your telegram, we hereby subscribe for an allotment of _______ Units, each Unit consisting of two shares of Common Stock and one Redeemable Class A Common Stock Purchase Warrant, and acknowledge a concession of $.50625 (5%) from the $10.125 public offering price of the Unit.



________________________________                 _______________________________
Corporate or Firm Name of                        (Signature of Authorized
Selected Dealer                                   Official or Partner)


________________________________                 _______________________________
Address                                          Date Accepted


________________________________                 _______________________________
Telephone                                        Tax I.D.#